UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report                                           January 7, 1999

                             HAWKS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

        Wyoming                  0-5781                83-0211955
 (State or other juris-     (Commission File         (IRS Employer
diction of Incorporation.)      Number)           Identification No.)

913 Foster Road                                                82601
(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number (including area code)     (307) 234-1593

                                      N/A
         (Former name or former address, if changed since last report.)
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                             ITEM 5  - OTHER EVENTS
On November 9, 1998, The Board of Directors of Hawks Industries, Inc. authorized the repurchase of up to forty thousand shares of Hawks Industries, Inc. common stock on the open market or in negotiated transactions, depending upon market conditions.

Through December 31, 1998, The Company has acquired 6,175 shares or 0.5% of the outstanding common shares.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HAWKS INDUSTRIES, INC.
                                             Registrant

Date: January 7, 1999

                                             s/James E. Meador, Jr.
                                             ----------------------
                                             James E. Meador, Jr.
                                             Vice President
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